SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2013

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b). Warren R. Staley will retire from the PACCAR Board of Directors and as lead director on January 13, 2014 and the size of the PACCAR Board will be reduced to ten members. The Board of Directors designated Charles R. Williamson as the PACCAR lead director for a three-year term beginning January 14, 2014.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On December 10, 2013, the Board of Directors of PACCAR Inc approved the Third Amended and Restated Bylaws of the Company effective April 27, 2014. The principal amendments are the following:

Article V, Sections 1-4 and 6 were amended to allow the Chairman of the Board of Directors and the Chief Executive Officer to be separate persons; to provide that the Chief Executive Officer is responsible for the general management of the Company; and to provide that the President and Vice Presidents shall have such powers as are conferred by the Board of Directors or the Chief Executive Officer.

The foregoing summary is qualified by reference to the full text of the Third Amended and Restated Bylaws attached hereto as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit Number	Description

3(ii)	Third Amended and Restated Bylaws of PACCAR Inc

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: December 13, 2013	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel